                                 LOAN AGREEMENT


         This Loan Agreement (the Agreement) is entered into as of January __, 1996 (the Effective Date), between FCA Investment Company, a Delaware corporation (Lender), and Enhanced Services Company, Inc., a Colorado corporation (the Company).

1.       Loan.

                  (a) Lender agrees to loan (the Loan) to the Company, under the terms and conditions of this Agreement from time to time hereafter an aggregate amount that does not exceed the lesser of (a) $500,000 or (b) the sum of the Permitted Amount (as herein called) equal to eighty percent (80%) of the Eligible Receivables (as herein defined), and fifty percent (50%) of the Accepted Inventory Valuation (as herein defined) of the Company and its Subsidiaries. The Loan is secured by a first lien on the Approved Receivables and inventory of the Company and its subsidiaries and is evidenced by a promissory note in the original principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), executed by the Borrower and payable to the order of the Lender (the Note) in the form attached as Exhibit "A". The Note bears interest at an annual rate equal to two percent (2%) in excess of the prime rate of interest published by the Wall Street Journal and is payable monthly in interest only installments on the outstanding principal amount. The unpaid principal sum together with accrued and unpaid interest is payable in full on or before the first anniversary date of the Note.

         (b) The capitalized terms used herein have the following definitions:

                  (i) Accepted Inventory Valuation means the valuation of the inventory of the Company and its Subsidiaries which have pledged such inventory to secure the Loan, as reported on the Company's most recent financial statements prepared by an independent certified accountants, selection of which is subject to the reasonable approval of Lender.

                  (ii) Approved Receivables means all receivables of the Company, whenever created and whether now existing or created hereafter, as reported on the Company's most recent financial statements prepared by an independent certified accountants, selection of which is subject to the reasonable approval of Lender.

                  (iii) Eligible Receivables means all Approved Receivables which are not more than thirty (30) days past due as of any Reporting Date (as herein defined).

                  (iv) Indebtedness means all obligations for money borrowed, contingent and otherwise, except for existing and future bank lines of credit or indebtedness to banks, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, including, without limitation, all guaranties, endorsements and other contingent obligations, in respect of indebtedness of others, whether for money borrowed or not and whether or not the same are or should be so reflected in the balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business

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                  (v) Permitted Sum means the sum of the Permitted Amount equal to eighty percent (80%) of the Eligible Receivables and fifty percent (50%) of the Accepted Inventory Valuation) of the Company and its Subsidiaries.

                  (vi) Reporting Date means the last day of any calendar month the Company is required to submit a report prescribed under
                  Section 10 hereof.

                  (vii) Subsidiaries means any of the wholly-owned subsidiaries of the Company.

2.       Closings and Advancement of Funds.

         (a) The initial closing of the Loan is to be held at the Company's offices in Houston, Texas, no later than thirty (30) days from the date of this Agreement, or on such other date and at such time as may be mutually agreed upon. At the initial closing the following will occur:

                  (i) The Company will execute and deliver the Loan Documents (as that term is defined in Section 3).

                  (ii) The Lender will advance to the Company by check payable to the order of the Company or wire transfer of funds to a bank account of the Company, in the amount of the initial advance requested by the Company, subject to the provisions
                  Section 1(a) (the Initial Advance). A listing of the initial Eligible Receivables which forms the basis for the Initial Advance is to be initialled by the parties at the time of the Initial Advance is made. Commencing with the monthly report required to be filed by Borrower under Section 10(a) hereof, and for each monthly report required to be filed by it thereafter, it is contemplated that a new listing of Eligible Receivables will be substituted for the Eligible Receivables which form the basis for the Initial Advance. Nothing contained herein prohibits or restricts the Borrower from accepting cash payments made under any Eligible Receivables and applying such cash payments for general corporate purposes as provided in Section 5 hereof, so long as the Borrower complies with the other terms and conditions of the Loan Documents.

         (b) To the extent of any funds which have not been advanced under the Note, provided no default exists under the terms hereof, and subject to the provisions of Section 2(c) below, Lender agrees to advance to the Company such sums from time to time hereafter upon submission to the Lender of the Company's written request for such advance, a statement setting forth the amount of the Eligible Receivables and such other information as the Lender may reasonably request, certified by the Chief Financial Officer of the Company as true and correct, subject to the provisions of Section 1(a).

         (c) Notwithstanding anything contained herein to the contrary, it is specially agreed and understood that Lender will use its best efforts to advance any funds requested by the Company as an advancement under the Loan, including the Initial Advance, and Lender and the Participants have no liability or obligation if in fact they are unable to advance such requested funds, even if Borrower has furnished all information requested by Lender and Borrower is otherwise in compliance with the terms and conditions of the Loan Documents. To this end, Borrower acknowledges that Lender intends to solicit from the Participants and other prospective Participants any such requested funds, including the Initial Advance, and that Borrower has agreed to this financing arrangement in view

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

         of the fact that no commitment or guaranty fees are being charged Borrower by Lender for the Lender's agreement to make the Loan.

         (d) Borrower agrees to pay to the Lender a loan fee equal to two (2%) percent of the amount of any advance made by the Lender hereunder, contemporaneously with such advance.

3. Mandatory Prepayments. If at any time the unpaid principal balance of the Note exceeds the Approved Amount then outstanding exceeds the Permitted Sum, simultaneously with the submission of the monthly report to Lender as prescribed under Section 10 hereof, the Company is required to repay the Loan so the principal amount outstanding under the Loan after such repayment does not exceed the Permitted Sum.

4. Verification of Receivables. Lender may, at its option, no more frequently than monthly, require that the Company's independent auditors verify the amount of the Approved Receivables and Eligible Receivables.

5. Use of Proceeds. The Company is required to use the proceeds of the Loan exclusively for the repayment of current liabilities of the Company and for general working capital purposes.

6. Payments and Endorsements. The Company is obligated to make payments of principal and interest due under the Loan directly to Lender by check duly mailed or delivered to Lender at the last address designated in writing by Lender, without any presentment or notation of payment.

7. Conditions to Participants' Obligations. The obligation of the Participants to fund the Loan at the first or any subsequent closing is subject to Lender, as agent for the Participants, having received prior to or at the closing all of the following, each in form and substance satisfactory to it:

         (a)      Each of the following loan documents (the Loan Documents):

                  (i) This Loan Agreement and the Note;

                  (ii) The Receivables Security Agreement (herein so called) creating a valid first lien security interest against the Approved Receivables, in the form annexed hereto as Exhibit "C"

                  (iii) The Security Agreement-Inventory (herein so called) creating a security interest against the Inventory, in the form annexed hereto as Exhibit "D";

                  (iv) A UCC-1 Financing Statement; and

                  (v) Such other documents as Lender or its counsel may reasonably request in order to validly perfect the security interest in the Approved Receivables.

         (b) Certified copies of all charter documents of the Company and the Subsidiaries, the by-laws of the Company, the resolutions of the Board of Directors of the Company and the Subsidiaries evidencing approval of this Agreement, the Loan, and other transactions contemplated under this Agreement and documents evidencing other necessary approvals, if any, with respect to this Agreement and the Loan.

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


         (c) Payment for the costs and expenses, including filing and legal fees, incurred by Lender in connection with the execution of this Agreement and the consummation of the Loan contemplated under this Agreement.

8. Representation and Warranties. The Company hereby represents and warrants to Lender and the Participants as follows:

         (a) The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state of their formation with all requisite corporate power and authority to own or lease its property and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the ownership of its property or the conduct of its business requires such qualification.

         (b) The Company and its Subsidiaries have the full right, power and authority to execute and deliver the Loan Documents and to perform the terms required to be performed by them, have taken all required corporate action to approve and adopt the Loan Documents, and the Loan Documents have been duly authorized, and are valid and binding agreements of the Company and its Subsidiaries enforceable against them in accordance with their terms.

         (c) No authorization, consent, approval, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of, or for the performance by it of its obligations under the Loan Documents, except for filings required under the Uniform Commercial Code that have been made or will be made within the time prescribed.

         (d) There are no actions or proceedings pending or threatened, or any basis therefor known to the Company, which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or in any of its properties or assets, or which might call into question the validity of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         (e) The Company is in compliance in all respects with the terms and provisions of the Loan Documents, and of its charter and by-laws and in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject. There is no term or provision in any of the foregoing documents and instruments which materially adversely affects the business, assets or financial condition of the Company. Neither the execution and delivery of the Loan Documents, nor the consummation of any transaction contemplated hereby or thereby has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments, where any such default or violation could, either individually or in the aggregate, have a materially adverse effect on the business, assets or financial condition of the Company.

         (f) The Company has good and merchantable title to all of its assets, now carried on its books including those reflected in the balance sheet of the Company as of September 30, 1995, or acquired since the date of such balance sheet, except personal property disposed of or paid-off since that date in the ordinary course of business, free of any mortgages, pledges, charges, liens, security interests or other encumbrances.

         (g) The interim unaudited financial statements of the Company for the nine month period ended September 30, 1995, present fairly the financial position of the Company as at the dates thereof and its results of operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied.

         (h) There is no financing statement or other document creating or evidencing a security interest, lien or encumbrance now on file in any public office covering any of the Approved Receivables, nor is there any security interest, lien or encumbrance on any of the Approved Receivables.

         (i) To the best of Borrower's knowledge and belief, following diligent inquiry, no dispute, right of set-off, counterclaim or defenses exist with respect to all or any part of the Eligible Receivables.

         (j) To the best of Borrower's knowledge and belief, following diligent inquiry, all agreements constituting any of the Eligible Receivables are enforceable against the parties thereto and are in full force and effect; Borrower has delivered true and correct copies of all of such agreements to the Lender.

9. Affirmative Covenants of the Company. So long as the Loan remains outstanding, the Company agrees to perform and observe the following covenants and provisions.

         (a) Pay the principal and interest due under the Note at the time and place and in the manner provided in the Note and this Agreement.

         (b) Pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company. Notwithstanding the foregoing, the Company is not required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company has set aside on its books adequate reserves with respect thereto.

         (c) Pay when due in conformity with customary trade terms as practiced by the Company but no more than one hundred twenty (120) days of the due date thereof, unless the practice of the Company is otherwise, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company, except such as are being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserved with respect thereto.

         (d) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction where such qualification is necessary in view of its business and operations or the ownership of its properties.

         (e) Preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

         (f) Comply with all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which could materially adversely affect its business or condition, financial or other.

         (g) At any time and from time to time, upon reasonable written notice to the Company, permit Lender or the Participants or any of their agents or representatives, at the Participants' expense, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company, and to discuss the affairs, finances and accounts of the Company with any of their officers or directors and independent accountants.

         (h) Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

10. Reporting Requirements. So long as the Loan remains outstanding, the Company covenants and agrees to furnish the following to Lender as agent for the Participants:

         (a) As of the last day of each calendar month (the Reporting Date), a written report setting forth a listing of all Eligible Receivables as of the Reporting Date and the amount of the total advances made under the Loan and the then outstanding principal balance of the Loan, signed by the Chief Financial Officer of the Company as true and correct, which report must be submitted by no later than the fifth calendar day of the following month.

         (b) As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the Chief Financial Officer of the Company setting forth details of such Event of Default or event and the corrective action the Company proposes to take;

         (c) As soon as available and in any event within sixty (60) days after the end of the first three quarters of each fiscal year of the Company, a balance sheet of the Company as of the end of each quarter and statements of income and retained earnings and of changes in financial position of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable details and duly certified, subject to year-end audit adjustments, by the Chief Financial Officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

         (d) As soon as available and in any event within one hundred sixty
         (160) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, duly certified by an independent public accountant of recognized standing;

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         (e) At the time of delivery of each quarterly and annual statement, a certificate, executed by the Chief Executive Officer or Chief Financial Officer in the case of quarterly statements and the Company's independent public accountants in the case of annual statements, stating that such officer or accountants, as the case may be, has caused this Agreement, and the Note to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the other Loan Documents, or, if such officer or accountant has such knowledge, specifying such default and the nature thereof;

         (f) Promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company made by such accountants;

         (g) Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality domestic or foreign, affecting the Company; and

         (h) Promptly after sending, making available, or filing the same, such reports and financial statements as the Company shall send or make available to the stockholders of the Company and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as Lender may from time to time reasonably request.

11. Events of Default. The following are events of defaults under the Loan Documents (Events of Default):

         (a) The Company fails to pay any interest or principal due under the Note when due and such failure continues for five (5) days thereafter after receipt of written notice from the Lender;

         (b) The Company fails to pay any other sum due under the terms of the Note or the other Loan Documents and such failure continues for five
         (5) days thereafter after receipt of written notice from the Lender;

         (c) The Company fails to perform any covenant contained in this Agreement and such failure continues for twenty (20) days after receipt of written notice from the Lender; or

         (d) Any representation or warranty made by the Company in this Agreement or by the Company or any officers of the Company, in any certificate, instrument or written statement contemplated by or made or delivered in accordance with the terms of this Agreement, which proves to be untrue when made in any material respect; or

         (e) The Company becomes involved in financial difficulties as evidenced
         (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief

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

         in any involuntary case commended under Title 11; (v) by its seeking relief as a debtor under any applicable law, other than Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit or, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

12. No Waiver; Cumulative Remedies. No failure or delay on the part of Lender or any Participant in exercising any right, power or remedy under this Agreement operates as a waiver. No single or partial exercise of any such right, power or remedy precludes any other or further exercise thereof and the exercise of any other right, power or remedy does not operate as a waiver. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by law.

13. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company obtains consent thereto in writing from Lender; provided, that no such consent is effective to reduce or to postpone the date fixed for the payment of the principal, including any required redemption, or interest payable on the Note, without the consent of all of the Participants. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent is effective only in the specific instance and for the specific purpose for which given.

14. Addresses for Notices, etc. All notices, claims, certificates, requests, demands and other communications under this Agreement must be in writing and delivered to Lender at 5847 San Felipe, Suite 850, Houston, Texas 77057 and to the Company at 16000 Barker's Point Lane, Houston, Texas 77079. A notice or other communication is deemed delivered when received by the party to whom addressed.

15. Headings; Interpretation. The section and other headings contained in this Agreement are for reference purposes only and do not in any way affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the number and gender specifically used, are deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

16. Counterparts. This Agreement may be executed in any number of separate counterparts by the parties and each shall be an original, but all of which taken together constitutes one and the same instrument.

17. Entire Agreement. The parties acknowledge that the terms and conditions of this Agreement supersede all prior undertakings among the parties, whether written or oral, relating to the subject matter. This Agreement may not be waived or amended except in writing signed by both parties.


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18.      Assignments.  This Agreement may not be assigned by the Company without the prior written consent of Lender. Lender may assign its rights and obligations under this Agreement to any financially responsible party who agrees to be bound by the terms of this Agreement.

19. Governing Law. This Loan is made and delivered in Harris County, Texas, where all advances and repayments shall be made. The Borrower hereby specially agrees that this Loan shall be construed in accordance with and governed by the laws of the State of Texas. The Borrower further agrees that the state district court of Texas for Harris County, Texas, or (in the case of diversity of citizenship) the United States District Court for the Southern District of Texas, shall have jurisdiction of any action or proceeding arising under this Loan, including any action instituted by the Lender to collect the proceeds of the Loan, unless the Lender agrees otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.


                                FCA INVESTMENT COMPANY, acting
                                solely as agent for the Participants



                                By:_____________________________________
                                Name:___________________________________
                                Title:__________________________________




                                ENHANCED SERVICES COMPANY, INC.



                                By_______________________________________
                                         Robert Smith, its Treasurer


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